UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 605
Cincinnati, OH  45209
 (Address of principal executive offices including zip code)

(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 5.02 of this Current Report on Form 8-K with respect to the issuance of the shares of restricted stock and options is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)           On February 11, 2010, the board of directors of Zoo Entertainment, Inc. (the “Company”) appointed Steve Buchanan as the Chief Operating Officer of Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc., a wholly-owned subsidiary of the Company.

Mr. Buchanan, age 50, has served as a consultant in various capacities at Zoo Publishing since March 2009. Mr. Buchanan has held various executive titles at Jack of All Games, a video game distribution company, including, Executive Vice President of Sales and Marketing and President from 1999 to 2009.  At various times between 1992 and 1999, he served as District Sales Manager, Eastern Zone Sales Manager and National Sales Director of Sega of America, a video game publisher. Mr. Buchanan also served as a Buyer Merchandiser, specializing in video games, at Meijer, a Michigan based hypermarket, from 1981 to 1992.

There are no arrangements or understandings between Mr. Buchanan and any other person pursuant to which he was appointed as Chief Operating Officer of Zoo Publishing, Inc.  Mr. Buchanan does not have family relations with any directors or executive officers of the Company.  There are no transactions to which the Company is a party and in which Mr. Buchanan has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

Zoo Publishing entered into an employment agreement, effective February 15, 2010, with Mr. Buchanan pursuant to which he became Chief Operating Officer of Zoo Publishing.  The employment agreement expires on February 15, 2012 and provides for an annual base salary of $350,000.  Mr. Buchanan is also eligible to receive a bonus at the discretion of the board of directors.  The employment agreement may be terminated due to death, disability or by Zoo Publishing with or without cause (as defined in the employment agreement). In the event the employment agreement is terminated due to death or disability, Mr. Buchanan’s or his legal representatives, as applicable, will be entitled to any earned but unpaid base salary as of the termination date, plus any accrued paid vacation days and unreimbursed business expenses.  In the event the employment agreement is terminated with cause, Mr. Buchanan will be entitled to receive his earned but unpaid base salary through the date of termination, plus any unreimbursed business expenses.  In the event the employment agreement is terminated without cause, Mr. Buchanan will be entitled to any earned but unpaid base salary as of the termination date, any accrued paid vacation days and unreimbursed business expenses, and severance payments equal to an aggregate of 52 weeks of base salary.  Pursuant to the employment agreement, Mr. Buchanan also agreed not to engage in activities competitive with the Company’s business during his employment and for a period of one year following the termination of his employment agreement. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On February 11, 2010, the board of directors also appointed Jay Wolf, currently a director and Secretary of the Company, as Chairman of the board of directors.

(e)  Subject to the effectiveness (the “Effective Date”) of those certain amendments to the Company’s Certificate of Incorporation authorizing an increase in the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 250,000,000 shares to 3,500,000,000 shares and effecting a reverse stock split at a ratio of one for 600 shares of common stock (the “Charter Amendments”), on February 11, 2010, the Company issued an aggregate of  168,662,400 shares of restricted common stock and options to purchase 756,550,200 shares of common stock to various employees, directors and consultants, outside of the Company’s 2007 Employee, Director and Consultant Stock Plan, as set forth below.

The Company issued options to purchase 202,581,600 shares of common stock to each of Mark Seremet, a director, Chief Executive Officer and President of the Company, and David Rosenbaum, President of Zoo Publishing, Inc., in consideration for their continued personal guarantees of the payment and performance by the Company of certain obligations in connection with a previously entered into purchase order financing, pursuant to Fee Letters entered into between the Company and each of Messrs. Seremet and Rosenbaum, dated as of May 12,2009, as amended on August 31, 2009 and November 20, 2009.  The options have an exercise price of $0.0025 per share and vest as follows: commencing as of the Effective Date, 72% vest immediately, 14% on May 12, 2010 and 14% vest on May 12, 2011.

The Company issued to Jay Wolf, a director and Secretary of the Company, 159,510,000 shares of restricted common stock in consideration for Mr. Wolf agreeing to serve as Chairman of the board of directors, and options to purchase 21,847,800 shares of common stock in consideration for his services as a director of the Company.  The options have an exercise price of $0.0041 per share and vest as follows: commencing as of the Effective Date, 25% vest immediately, and 25% vest on each of the first, second and third anniversaries of the date of grant.

In consideration for agreeing to serve as Chief Operating Officer of Zoo Publishing, the Company also issued to Steve Buchanan options to purchase 105,597,600 shares of common stock.  The options have an exercise price of $0.0041 per share and commencing as of the Effective Date, 25% vest on each of the first, second, third and fourth anniversaries of the date of grant.

Additionally, the Company issued to David Fremed, Chief Financial Officer of the Company, options to purchase 36,412,800 shares of common stock in consideration for his services as Chief Financial Officer.  The options have an exercise price of $0.0041 per share and vest as follows: commencing as of the Effective Date, 70% vest immediately, and 15% vest on each of the first and second anniversaries of the date of grant. Effective February 15, 2010, Zoo Games, Inc. also entered into Amendment Number Two to the June 4, 2007 David Fremed Employment Agreement (the “Amended Employment Agreement”) with Mr. Fremed, which amended his original employment agreement, dated June 4, 2007, as amended on August 8, 2008 (the “Original Employment Agreement”), pursuant to which he became Chief Financial Officer. The term of the Amended Employment Agreement is for two years, at an annual base salary of $335,000.  He is also eligible to receive a bonus at the discretion of the board of directors.  The material terms of the Original Employment Agreement were disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2008, which are incorporated by reference herein.  The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

In consideration for their services as directors, the Company issued options to purchase 12,744,600 shares, 7,282,800 shares, 7,282,800 shares, 12,744,600 shares and 15,293,400 shares, respectively, to each of Drew Larner, David Smith, Moritz Seidel, John Bendheim and Barry Regenstein.  The options have an exercise price of $0.0041 per share and vest as follows: commencing as of the Effective Date, 25% vest immediately, and 25% vest on each of the first, second and third anniversaries of the date of grant.  The Company issued 2,743,800 shares, 1,829,400 shares and 4,573,200 shares, respectively, of restricted common stock to each of  Drew Larner, John Bendheim and Barry Regenstein in consideration for each of them serving as a member of the Company’s compensation committee.

Additionally, the Company issued options to purchase an aggregate of 132,180,600 shares of common stock to various employees of the Company in consideration for their services, at an exercise price of $0.0041 per share and with the vesting schedule as set forth in each option holder’s respective option agreement.

The issuances of all of the shares of restricted stock and options described above are conditioned upon, and cannot vest prior to, the effectiveness of the filing of the Charter Amendments, and in the event the Charter Amendments are not filed prior to September 1, 2010, the shares of restricted stock and options shall be deemed immediately canceled.

Effective February 11, 2010, the Company’s board of directors approved and adopted the Second Amendment (the “Second Amendment”) to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended (the “Stock Plan”).  The Second Amendment was adopted in order to modify the number of shares of common stock issuable pursuant to the Stock Plan from 4,000,000 shares to 1,208,409 shares, after giving effect to the Charter Amendments, and to modify the maximum number of shares with respect to which stock rights may be granted to any participant in any fiscal year under the Stock Plan from 750,000 shares to 300,000 shares, after giving effect to the Charter Amendments.  All other terms of the Stock Plan remain in full force and effect. The board of directors intend to submit the Second Amendment to the Company’s stockholders for approval.  The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description
10.1	Employment Agreement, by and between Zoo Publishing, Inc. and Steve Buchanan, effective as of February 15, 2010.
10.2	Amendment Number Two to the June 4, 2007 David Fremed Employment Agreement, by and between Zoo Games, Inc. and David Fremed, effective as of February 15, 2010.
10.3	Amendment No. 2 to the 2007 Employee, Director and Consultant Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer